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                                                                    EXHIBIT 23.1







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-113985 of Curtiss-Wright Corporation on Form S-3 of our reports dated February 20, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of Curtiss-Wright Corporation for the year ended December 31, 2003 and to the reference to us under the heading 'Experts' in the Prospectus, which is part of this Registration Statement.







                                                     /s/ DELOITTE & TOUCHE, LLP
                                                         Parsippany, New Jersey
                                                         June 17, 2004